GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2024 RESULTS
– Total Revenue Increased 13% and Core Revenue* Grew 20% over the Prior-Year Period –
– Total Written Premium increased 30% to $999 million over the Prior-Year Period –
–Net Income of $10.9 million versus Net Income of $7.2 million a year ago –
– Adjusted EBITDA* of $24.7 million versus $23.1 million in the Prior-Year Period –
– Repurchased 1.045 million shares at average share price of $60.46 –

WESTLAKE, TEXAS – July 24, 2024 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights
•Total Revenues grew 13% over the prior-year period to $78.1 million in the second quarter of 2024
•Second quarter Core Revenues* of $73.4 million increased 20% over the prior-year period
•Second quarter net income of $10.9 million improved from net income of $7.2 million a year ago.
•EPS of $0.25 per share increased from $0.15 in the prior-year period, and Adjusted EPS* of $0.43 per share increased 5% over the prior-year period
•Net Income Margin for the second quarter was 14%
•Adjusted EBITDA* of $24.7 million increased from $23.1 million in the prior-year period
•Adjusted EBITDA Margin* remained flat versus the prior-year period at 32%
•Total Written Premiums placed for the second quarter increased 30% over the prior-year period to $998.9 million
•Policies in Force increased 11% from the prior-year period to approximately 1,588,000

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Our excellent second quarter 2024 results reinforce our return to an accelerating profitable growth phase as total revenue was up 13%, core revenue grew 20%, premiums increased 30% and a significant number of new high-quality producers were added to both corporate and franchise networks during the quarter”, stated Mark Miller, President and CEO. “We are particularly pleased that new business productivity continues to trend well despite continued headwinds from product availability and housing. New business productivity per franchise increased 54% in the quarter, representing the 6th consecutive quarter of accelerating growth.

Importantly, new business gains in the franchise network today will have more meaningful impact on revenue growth in 2025 as current new business converts to renewal revenue and we retain a larger portion of the economics. We were also very excited to repurchase over $63 million worth of Goosehead Class A shares since last quarter at what we view as highly attractive levels. Our strong balance sheet with conservative leverage, and our growing cash flow generation gives us multiple options to increase shareholder value. We believe our operations have never been stronger, and I am excited for our unmatched runway for substantial future growth in revenue and earnings. I want to thank our employees, franchises, and carrier partners for their tireless efforts that help us achieve these exceptional results.”

Second Quarter 2024 Results
For the second quarter of 2024, revenues were $78.1 million, an increase of 13% compared to the corresponding period in 2023. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $73.4 million, a 20% increase from $61.0 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved productivity, strong client retention of 84%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 30% in the second quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses for the second quarter of 2024 were $53.4 million, up 16% from $46.2 million in the prior-year period. The increase from the prior period was due to increased employee compensation and benefits expenses related to investments in corporate producers, partnership, technology, and service functions. Equity-based compensation increased to $6.6 million for the period, compared to $5.9 million a year ago. Bad debt expense of $0.7 million decreased from $0.9 million a year ago. The increase in General and administrative expenses, excluding impairment, is due to investments in technology and systems to drive growth and continue to improve the client experience.

Net income in the second quarter of 2024 was $10.9 million versus net income of $7.2 million a year ago. Earnings per share and Net Income Margin for the second quarter of 2024 were $0.25 and 14%, respectively. Adjusted EPS for the second quarter of 2024, which excludes equity-based compensation and impairment expense, was $0.43 per share. Total Adjusted EBITDA was $24.7 million for the second quarter of 2024 compared to $23.1 million in the prior-year period. Adjusted EBITDA Margin of 32% remained flat compared to the prior-year period.

Liquidity and Capital Resources
As of June 30, 2024, the Company had cash and cash equivalents of $23.6 million. We had an unused line of credit of $74.8 million as of June 30, 2024. Total outstanding term note payable balance was $98.1 million as of June 30, 2024. During the quarter ended June 30, 2024, the Company repurchased and retired 1.045 million shares at an average share price of $60.46. As of June 30, 2024, $36.8 million remains available under the share repurchase authorization.

2024 Outlook
The Company is reiterating its guidance for full year 2024 as follows:
•Total written premiums placed for 2024 are expected to be between $3.62 billion and $3.82 billion, representing growth of 22% on the low end of the range to 29% on the high end of the range.
•Total revenues for 2024 are expected to be between $290 million and $310 million, representing growth of 11% on the low end of the range to 19% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2024.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Commissions and agency fees	$31,619	$31,173	$57,840	$56,657
Franchise revenues	46,225	37,687	84,214	69,761
Interest income	244	417	494	814
Total revenues	78,088	69,277	142,548	127,232
Operating Expenses:
Employee compensation and benefits	42,551	37,483	84,681	74,365
General and administrative expenses	16,855	17,332	34,035	33,188
Bad debts	653	900	1,780	2,555
Depreciation and amortization	2,632	2,372	5,200	4,465
Total operating expenses	62,691	58,087	125,696	114,573
Income from operations	15,397	11,190	16,852	12,659
Other Income:
Interest expense	(1,982)	(1,709)	(3,469)	(3,440)
Other income (expense)	441	—	(6,286)	—
Income before taxes	13,856	9,481	7,097	9,219
Tax (benefit) expense	2,981	2,301	(5,587)	2,220
Net income	10,875	7,180	12,684	6,999
Less: net income attributable to non-controlling interests	4,677	3,514	4,672	3,414
Net income attributable to Goosehead Insurance, Inc.	$6,198	$3,666	$8,012	$3,585
Earnings per share:
Basic	$0.25	$0.15	$0.32	$0.15
Diluted	$0.24	$0.15	$0.29	$0.15
Weighted average shares of Class A common stock outstanding
Basic	24,693	23,689	24,890	23,448
Diluted	38,031	24,333	38,031	23,981

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Core Revenue:
Renewal Commissions(1)	$20,591	$18,541	$36,552	$34,359
Renewal Royalty Fees(2)	36,828	27,552	65,881	50,304
New Business Commissions(1)	6,682	6,257	12,363	11,774
New Business Royalty Fees(2)	7,169	6,267	13,402	11,909
Agency Fees(1)	2,137	2,404	4,048	4,634
Total Core Revenue	73,407	61,021	132,246	112,980
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,631	3,287	3,875	6,350
Interest Income	244	417	494	814
Total Cost Recovery Revenue	1,875	3,704	4,369	7,164
Ancillary Revenue:
Contingent Commissions(1)	2,209	3,971	4,877	5,890
Other Franchise Revenues(2)	598	581	1,055	1,198
Total Ancillary Revenue	2,807	4,552	5,933	7,088
Total Revenues	78,088	69,277	142,548	127,232
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	35,919	31,611	70,692	61,873
General and administrative expenses, excluding impairment	16,855	13,704	33,688	29,560
Bad debts	653	900	1,780	2,555
Total	53,427	46,215	106,160	93,988
Adjusted EBITDA	24,662	23,062	36,388	33,244
Adjusted EBITDA Margin	32%	33%	26%	26%

Interest expense	(1,982)	(1,709)	(3,469)	(3,440)
Depreciation and amortization	(2,632)	(2,372)	(5,200)	(4,465)
Tax benefit (expense)	(2,981)	(2,301)	5,587	(2,220)
Equity-based compensation	(6,632)	(5,872)	(13,989)	(12,492)
Impairment expense	—	(3,628)	(347)	(3,628)
Other income (expense)	441	—	(6,286)	—
Net Income	$10,875	$7,180	$12,684	$6,999
Net Income Margin	14%	10%	9%	6%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2024 and 2023.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2024 and 2023.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$23,643	$41,956
Restricted cash	2,642	2,091
Commissions and agency fees receivable, net	8,820	12,903
Receivable from franchisees, net	11,046	9,720
Prepaid expenses	6,546	7,889
Total current assets	52,697	74,559
Receivable from franchisees, net of current portion	5,994	9,269
Property and equipment, net of accumulated depreciation	27,014	30,316
Right-of-use asset	35,475	38,406
Intangible assets, net of accumulated amortization	21,269	17,266
Deferred income taxes, net	191,275	181,209
Other assets	4,483	3,867
Total assets	$338,207	$354,892
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$16,141	$16,398
Premiums payable	2,642	2,091
Lease liability	9,174	8,897
Contract liabilities	3,456	4,129
Note payable	10,063	9,375
Liabilities under tax receivable agreement	4,952	—
Total current liabilities	46,428	40,890
Lease liability, net of current portion	52,614	57,382
Note payable, net of current portion	87,028	67,562
Contract liabilities, net of current portion	16,663	22,970
Liabilities under tax receivable agreement, net of current portion	155,207	149,302
Total liabilities	357,940	338,106
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 24,205 shares issued and outstanding as of June 30, 2024, 24,966 shares issued and outstanding as of December 31, 2023	242	250
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 12,748 issued and outstanding as of June 30, 2024, 12,954 shares issued and outstanding as of December 31, 2023	127	130
Additional paid in capital	77,748	103,228
Accumulated deficit	(38,349)	(47,056)
Total stockholders' equity	39,768	56,552
Non-controlling interests	(59,501)	(39,766)
Total equity	(19,733)	16,786
Total liabilities and equity	$338,207	$354,892
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total Revenues	$78,088	$69,277	$142,548	$127,232

Core Revenue:
Renewal Commissions(1)	$20,591	$18,541	$36,552	$34,359
Renewal Royalty Fees(2)	36,828	27,552	65,881	50,304
New Business Commissions(1)	6,682	6,257	12,363	11,774
New Business Royalty Fees(2)	7,169	6,267	13,402	11,909
Agency Fees(1)	2,137	2,404	4,048	4,634
Total Core Revenue	73,407	61,021	132,246	112,980
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,631	3,287	3,875	6,350
Interest Income	244	417	494	814
Total Cost Recovery Revenue	1,875	3,704	4,369	7,164
Ancillary Revenue:
Contingent Commissions(1)	2,209	3,971	4,877	5,890
Other Franchise Revenues(2)	598	581	1,055	1,198
Total Ancillary Revenue	2,807	4,552	5,933	7,088
Total Revenues	$78,088	$69,277	$142,548	$127,232
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$10,875	$7,180	$12,684	$6,999
Interest expense	1,982	1,709	3,469	3,440
Depreciation and amortization	2,632	2,372	5,200	4,465
Tax (benefit) expense	2,981	2,301	(5,587)	2,220
Equity-based compensation	6,632	5,872	13,989	12,492
Impairment expense	—	3,628	347	3,628
Other (income) expense	(441)	—	6,286	—
Adjusted EBITDA	$24,661	$23,062	$36,388	$33,244
Net Income Margin(1)	14%	10%	9%	6%
Adjusted EBITDA Margin(2)	32%	33%	26%	26%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($10,875/$78,088) and ($7,180/$69,277) for the three months ended June 30, 2024 and 2023. Net Income Margin is calculated as Net Income divided by Total Revenue ($12,684/$142,548) and ($6,999/$127,232) for the six months ended June 30, 2024 and 2023.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($24,661/$78,088), and ($23,062/$69,277) for the three months ended June 30, 2024 and 2023, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($36,388/$142,548), and ($33,244/$127,232) for the six months ended June 30, 2024 and 2023.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2024 and 2023. Note that totals may not sum due to rounding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings per share - basic (GAAP)	$0.25	$0.15	$0.32	$0.15
Add: equity-based compensation(1)	0.18	0.16	0.37	0.33
Add: impairment expense(2)	—	0.10	0.01	0.10
Adjusted EPS (non-GAAP)	$0.43	$0.41	$0.70	$0.58
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$6.6 million/(24.7 million + 12.8 million)] for the three months ended June 30, 2024 and [$5.9 million/ (23.7 million + 13.9 million)] for the three months ended June 30, 2023. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$14.0 million/(24.9 million + 12.8 million)] for the six months ended June 30, 2024 and [$12.5 million/ (23.4 million + 14.1 million)] for the six months ended June 30, 2023.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(24.9 million + 12.8 million)] for the six months ended June 30, 2024. Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.7 million + 13.9 million)] for the three months ended June 30, 2023. Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.4 million + 14.1 million)] for the six months ended June 30, 2023. No impairment was recorded for the three months ended June 30, 2024.

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2024	December 31, 2023	June 30, 2023
Corporate sales agents < 1 year tenured	157	135	146
Corporate sales agents > 1 year tenured	156	165	134
Operating franchises < 1 year tenured	89	183	348
Operating franchises > 1 year tenured	1,033	1,043	996
Total Franchise Producers	1,995	1,957	2,069
QTD Corporate Agent Productivity < 1 Year (1)	$21,338	$13,789	$23,664
QTD Corporate Agent Productivity > 1 Year (1)	$32,146	$25,738	$33,323
QTD Franchise Productivity < 1 Year (2)	$23,401	$10,975	$9,606
QTD Franchise Productivity > 1 Year (2)	$30,433	$21,103	$23,348
Policies in Force	1,588,000	1,486,000	1,427,000
Client Retention	84%	86%	88%
Premium Retention	99%	101%	103%
QTD Written Premium (in thousands)	$998,874	$756,082	$767,253
Net Promoter Score ("NPS")	91	92	91
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Franchise: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents divided by the average number of franchises for the same period prior to paying Royalty Fees to the Company.